================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                 -------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported) - March 6, 2002


                       PLAINS ALL AMERICAN PIPELINE, L.P.
                (Name of Registrant as specified in its charter)


          DELAWARE                             0-9808                  76-0582150
  (State or other jurisdiction        (Commission File Number)      (I.R.S. Employer
of incorporation or organization)                                  Identification No.)


                          333 CLAY STREET, SUITE 2900
                              HOUSTON, TEXAS 77002
                                 (713) 646-4100
              (Address, including zip code, and telephone number,
       including area code, of Registrant's principal executive offices)



                                      N/A
         (Former name or former address, if changed since last report.)


================================================================================

ITEM 5.  OTHER EVENTS AND REGULATION FD DISCLOSURE

     Plains All American Pipeline, L.P. today reported net income before unusual and nonrecurring items of $16.5 million, or $0.38 per unit, for the fourth quarter of 2001 as compared to net income before unusual and nonrecurring items of $13.0 million, or $0.37 per unit, for the fourth quarter of 2000. For the entire year of 2001, the Partnership reported net income before unusual and nonrecurring items of $56.2 million, or $1.44 per unit, as compared to net income before unusual and nonrecurring items of $54.4 million, or $1.55 per unit, for 2000.

     Earnings before interest, taxes, depreciation, amortization and other noncash items ("EBITDA") for the fourth quarter of 2001 was $29.8 million, and cash flow from operations (net income plus noncash items) totaled $23.2 million. This compares with EBITDA of $24.2 million and cash flow of $17.3 million recorded for the fourth quarter of 2000. EBITDA for 2001 was $109.6 million as compared to $103.0 million for 2000. These EBITDA and cash flow comparisons exclude the impact of the unusual and non-recurring items.

     The Partnership noted that the year's results include certain fourth quarter adjustments to reflect a $5.0 million noncash lower of cost or market valuation write down of working inventory based on a year end NYMEX crude oil benchmark price of $19.84 per barrel, to reduce previously accrued operating expenses by $2.0 million and to increase the noncash reserve for potentially uncollectible receivables by $3.0 million.

     The following table reconciles the Partnership's reported net income to the Partnership's net income before unusual and nonrecurring items:


 Dollars in millions, except per unit data                           2001                            2000
                                                          --------------------------      -----------------------------
                                                          FULL YEAR      4TH QUARTER       FULL YEAR        4TH QUARTER
                                                          ---------      -----------      ----------        -----------
Reported net income                                         $44.2            $ 8.9          $ 77.5               $ 6.8
    Per unit                                                $1.13            $0.20          $ 2.20               $0.19

Noncash mark-to-market inventory charge (1)                 $ 5.0            $ 5.0          $    -               $   -
Noncash compensation expense (2)                              5.7                -             3.1                 0.8
Gains on sale of assets (3)                                  (1.0)            (1.0)          (48.2)                  -
Gain on interest rate swap                                      -                -            (9.7)                  -
Extraordinary loss on early extinguishment of debt              -                -            15.1                   -
Litigation settlement                                           -                -             7.0                 0.4
Noncash reserve for receivables (4)                           3.0              3.0             5.0                 5.0
Noncash amortization of debt issue costs (5)                    -                -             4.6                   -
Noncash cumulative effect of accounting change (6)           (0.5)               -               -                   -
Noncash SFAS 133 adjustment                                  (0.2)             0.6               -                   -
                                                            -----            -----          ------               -----
Net income before unusual and nonrecurring items            $56.2            $16.5          $ 54.4               $13.0
   Per unit                                                 $1.44            $0.38          $ 1.55               $0.37

-------------
Notes:
(1) The Partnership uses the average cost method for recording inventory and the noncash write down reflects the impact of a lower of cost or market valuation at December 31, 2001. During 2001, the price of crude oil traded on the NYMEX averaged $25.98 per barrel; however, the NYMEX price at December 31, 2001, was $19.84 per barrel.

(2) Attributable to the vesting of certain rights to receive phantom Partnership units. The units were satisfied by an affiliate of Plains Resources and therefore did not result in dilution to Unitholders.
(3)  Includes gain on sale of: (i) excess communications equipment in 2001 and
     (ii) a portion of the All American Pipeline and linefill in 2000.
(4)  Reserve for potentially uncollectible accounts receivable.
(5) Nonrecurring amortization of debt issue costs associated with credit facilities put in place during the fourth quarter of 1999, subsequent to the unauthorized trading losses.
(6)  Related to the adoption of SFAS 133 on January 1, 2001.

     The Partnership's weighted average units outstanding for 2001 totaled 37.5 million as compared to 34.4 million for last year. The Partnership's weighted average units outstanding for the fourth quarter of 2001 totaled 41.6 million as compared to 34.4 million in last year's fourth quarter. At December 31, 2001, the Partnership had 43.3 million units outstanding.

     Total gross margin for the fourth quarter of 2001 was $38.5 million (excluding the $5.0 million mark-to-market inventory charge) as compared to $32.8 million (excluding the $0.4 million litigation settlement) for the fourth quarter of 2000. Gross margin from gathering, marketing, terminalling and storage was $19.8 million during the 2001 quarter as compared to $18.8 million during the 2000 quarter. Gross margin from pipeline activities was $18.7 million during the fourth quarter of 2001 as compared to $14.0 million in the comparable 2000 quarter.

     The Partnership's long-term debt at December 31, 2001, totaled $351.7 million as compared to $434.5 million at September 30, 2001. At December 31, 2001, the Partnership's debt-to-total capitalization ratio was approximately 47%.

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY

CONSOLIDATED STATEMENTS OF OPERATIONS
------------------------------------------------------------
(in thousands, except per unit data)

                                                            THREE MONTHS ENDED                        TWELVE MONTHS ENDED
                                                                DECEMBER 31,                              DECEMBER 31,
                                                       -----------------------------             -----------------------------
                                                           2001              2000                    2001              2000
                                                       -----------        ----------              ----------        ----------
REVENUES                                                $1,570,164        $1,600,983              $6,868,215        $6,641,187
COST OF SALES AND OPERATIONS                             1,531,680         1,568,186               6,720,970         6,506,504
UNAUTHORIZED TRADING LOSSES AND
 RELATED EXPENSES                                                -               363                       -             6,963
INVENTORY VALUATION ADJUSTMENT                               4,984                 -                   4,984                 -
                                                         ---------         ---------               ---------         ---------
Gross Margin                                                33,500            32,434                 142,261           127,720
                                                         ---------         ---------               ---------         ---------
EXPENSES
General and administrative                                  12,258            13,515                  40,845            37,732
Non-cash compensation                                            -               820                   5,741             3,089
Depreciation and amortization                                6,733             4,375                  24,307            24,523
                                                         ---------         ---------               ---------         ---------
Total expenses                                              18,991            18,710                  70,893            65,344
                                                         ---------         ---------               ---------         ---------

OPERATING INCOME                                            14,509            13,724                  71,368            62,376

Interest expense                                            (6,600)           (6,905)                (29,082)          (28,691)
Gain on sale of assets                                         984                 -                     984            48,188
Interest and other income (expense)                             43               (49)                    401            10,776
Income before extraordinary item and
  cumulative effect of accounting change                     8,936             6,770                  43,671            92,649
Extraordinary item                                               -                 -                       -           (15,147)
Cumulative effect of accounting change                           -                 -                     508                 -
                                                         ---------         ---------               ---------         ---------
NET INCOME                                               $   8,936         $   6,770               $  44,179         $  77,502
                                                         =========         =========               =========         =========
BASIC AND DILUTED NET INCOME
 PER LIMITED PARTNER UNIT:
 Income before extraordinary item and
   cumulative effect of accounting change                    $0.20             $0.19                   $1.12             $2.64
                                                         =========         =========               =========         =========
 Net income                                                  $0.20             $0.19                   $1.13             $2.20
                                                         =========         =========               =========         =========
WEIGHTED AVERAGE NUMBER OF UNITS
 OUTSTANDING                                                41,598            34,386                  37,528            34,386
                                                         =========         =========               =========         =========
OPERATING DATA (in thousands)
AVERAGE DAILY VOLUMES (BARRELS)
     Pipeline activities:
          All American
               Tariff and fee activities                        71                74                      69                74
               Margin activities                                68                69                      61                60
          Canadian activities                                  211                 -                     223                 -
          Other                                                112               108                     124               107
                                                         ---------         ---------               ---------         ---------
          Total                                                462               251                     477               241
                                                         =========         =========               =========         =========

     Lease gathering                                           394               275                     375               262
     Bulk purchases                                             66                27                      54                28
                                                         ---------         ---------               ---------         ---------
          Total                                                460               302                     429               290
                                                         =========         =========               =========         =========
     Terminal throughput                                        88                76                      99                67
                                                         =========         =========               =========         =========
Estimated maintenance capital                           $      483        $      163              $    3,401        $    1,785
                                                         =========         =========               =========         =========

PLAINS ALL AMERICAN PIPELINE, L.P. AND SUBSIDIARIES
FINANCIAL SUMMARY (continued)

FINANCIAL DATA
(in thousands) (unaudited)

                                                                 THREE MONTHS ENDED                  TWELVE MONTHS ENDED
                                                                    DECEMBER 31,                         DECEMBER 31,
                                                               -------------------------         -----------------------------
                                                                    2001          2000                2001              2000
                                                               -----------     ---------         ------------      -----------
Earnings before interest, taxes, depreciation
 and amortization ("EBITDA")                                     $29,836       $24,233          $  109,595          $103,048
                                                                 =======       =======          ==========          ========
Cash flow from operations (net income before
 noncash items)                                                  $23,236       $17,328          $   80,513          $ 73,883
                                                                 =======       =======          ==========          ========
Cash flow from operations after maintenance
 capital expenditures                                            $22,753       $17,165          $   77,112          $ 72,098
                                                                 =======       =======          ==========          ========

CONDENSED CONSOLIDATED BALANCE SHEET DATA
 (in thousands)
                                                                                                DECEMBER 31,      DECEMBER 31,
                                                                                                    2001              2000
                                                                                                ------------      ------------
ASSETS
Current assets                                                                                  $  558,082          $397,904
Property and equipment, net                                                                        604,919           440,645
Pipeline linefill                                                                                   57,367            34,312
Other long-term assets, net                                                                         40,883            12,940
                                                                                                ----------          --------
                                                                                                $1,261,251          $885,801
                                                                                                ==========          ========

LIABILITIES AND PARTNERS' CAPITAL
Current liabilities                                                                             $  505,160          $350,793
Long-term bank debt                                                                                351,677           320,000
Other long-term liabilities and deferred credits                                                     1,617             1,009
                                                                                                ----------          --------
                                                                                                   858,454           671,802
Partners' capital                                                                                  402,797           213,999
                                                                                                ----------          --------
                                                                                                $1,261,251          $885,801
                                                                                                ==========          ========


ITEM 9.   REGULATION FD DISCLOSURE

     In accordance with General Instruction B.2. of Form 8K, the following information shall not be deemed "filed" for purposes of Section 18 of the Securities Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISKS

     All statements, other than statements of historical fact, included in this report are forward-looking statements, including, but not limited to, statements identified by the words "anticipate," "believe," "estimate," "expect,"
"plan," "intend" and "forecast" and similar expressions and statements regarding our business strategy, plans and objectives of our management for future operations. These statements reflect our current views with respect to future events, based on what we believe are reasonable assumptions. Certain factors could cause actual results to differ materially from results anticipated in the forward-looking statements. These factors include, but are not limited to:

.. Abrupt or severe production declines or production interruptions in outer continental shelf crude oil production located offshore California and transported on the All American Pipeline;
..  the availability of adequate supplies of and demand for crude oil in the areas in which we operate;
..  the effects of competition;
..  the success of our risk management activities;
..  the availability (or lack thereof) of acquisition or combination opportunities;
..  successful integration and future performance of acquired assets;
..  our ability to receive credit on satisfactory terms;
..  shortages or cost increases of power supplies, materials or labor;
..  weather interference with business operations or project construction
..  the impact of current and future laws and governmental regulations;
.. environmental liabilities that are not covered by an indemnity or insurance; .. fluctuations in the debt and equity markets; and .. general economic, market or business conditions.

     The Partnership undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Partnership's filings with the Securities and Exchange Commission ("SEC"), which are incorporated by reference herein.


DISCLOSURE OF YEAR 2002 ESTIMATES

     The following table reflects the Partnership's current estimates of certain results for the first quarter of 2002 and the year ending December 31, 2002. These estimates are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Partnership's future performance are both subject to a wide range of business risks and uncertainties and there is no assurance that these goals and estimates can or will be met. Any number of factors could cause actual results to differ materially from those in the following table. The estimates set forth below are given as of the date hereof only based on information known to us as of March 5, 2001.

                        OPERATING AND FINANCIAL GUIDANCE
                      (in thousands except per unit data)

                                                                            QUARTER ENDED                 YEAR ENDED
                                                                            MARCH 31, 2002             DECEMBER 31, 2001
                                                                       ---------------------       ------------------------
                                                                          LOW          HIGH           LOW          HIGH
                                                                       ---------     -------       --------      ---------
Gross Margin:
Pipeline                                                                 $17,000     $17,400       $ 74,000       $ 75,000
Marketing, Gathering, Terminalling & Storage                              22,300      22,700         92,000         93,500
                                                                         -------     -------       --------       --------
Total Gross Margin                                                        39,300      40,100        166,000        168,500

General & Administrative & Other                                          11,300      11,100         43,000         42,500
                                                                         -------     -------       --------       --------

EBITDA*                                                                  $28,000     $29,000       $123,000       $126,000

Interest Expense                                                           6,800       6,600         24,500         24,000
                                                                         -------     -------       --------       --------
Cash Flow from Operations                                                 21,400      22,200         98,500        102,000

Depreciation & Amortization                                                6,825       6,825         28,100         28,100
                                                                         -------     -------       --------       --------
Net Income                                                               $14,375     $15,575       $ 70,400       $ 73,900
                                                                         =======     =======       ========       ========
Net Income to LP                                                          13,548      14,724         66,832         70,262
Units Outstanding                                                         43,253      43,253         43,253         43,253
Earnings per Unit                                                        $  0.31     $  0.34        $  1.55         $ 1.62

--------
* EBITDA MEANS EARNINGS BEFORE INTEREST, TAXES, DEPRECIATION, AMORTIZATION AND OTHER NON-CASH ITEMS

Notes and Assumptions:

1. The results provided do not include any assumptions or forecasts with respect to any potential gains or losses related to SFAS 133, "Accounting for Derivative Instruments and Hedging Activities".

2. Pipeline Gross Margin. Pipeline volume and tariff estimates are based on historical operating performance and our outlook for future performance. Actual results could vary materially depending on volumes produced by the operator of properties from which volumes are shipped. Average pipeline volumes are estimated to be approximately 455,000 barrels per day for the first quarter of 2002 with Outer Continental Shelf (OCS) volumes estimated to make up approximately 14% of these volumes or 67,000 barrels per day. Average pipeline volumes for the full year are forecast to be 460,000 barrels per day while average OCS volumes are estimated to be 72,000 barrels per day. Revenues are forecast using these volume assumptions, current tariffs, and estimates of operating expenses, which management believes are reasonable. A 5,000 barrel per day variance in OCS volumes for the year would have an approximate $3.2 million effect on EBITDA.

3. Marketing and Transportation, Terminalling and Storage Gross Margin. Forecast volumes for Gathering & Marketing are 465,000 barrels per day for the first quarter of 2002 and 480,000 barrels per day for the full year, consistent with our current business and including the acquisition in March 2002 of substantially all of the domestic crude oil pipeline, gathering, and marketing assets of Coast Energy Group and Lantern Petroleum, divisions of Cornerstone Propane Partners, L.P. Revenues are forecast using these volume assumptions, estimated per barrel margins, that assume a modest improvement over current crude oil market conditions, and estimates of operating expenses, which management believes are reasonable. Gross margin from terminalling and storage is based on our current business model and includes contribution from the Phase II expansion at our Cushing Terminal of 1.1 million barrels effective mid-2002.

4. General and Administrative Expense. G&A expense is forecast to be between $11.1 million and $11.3 million for the first quarter of 2002 and $42.5 million and $43.0 million for the year. This is based on current and projected staffing levels and office space requirements.

5. Interest Expense. First quarter interest expense is forecast to be $6.6 to $6.8 million assuming an average debt balance of approximately $375 million and an average interest rate of approximately 7.0%, including our current interest rate hedges and commitment fees. Interest expense for the year 2002 is forecast to be $24.0 to $24.5 million assuming an average long-term debt balance of approximately $360 million and an average interest rate of approximately 6.75%, including our current interest rate hedges and commitment fees. The forecast is based on estimated cash flow, current distribution rates, planned capital projects, planned sales of surplus equipment, and forecast levels of inventory and other working capital sources and uses, all of which management believes are reasonable.

6. Depreciation & Amortization. Depreciation and Amortization is forecast based on recent historical amounts with forecast capital spending depreciated using a 10-year average useful life for maintenance capital and a 30-year average useful life for other capital expenditures.

7. Units Outstanding.  Our forecast is based on current units outstanding.

8. Net Income to limited partners (LP). The forecast is based on the current annual distribution rate of $2.05 per unit. The amount of net income allocated to our limited partnership interests is 98% of the total partnership net income less the amount of the general partner's incentive distribution. Based on a $2.05 annual distribution level and the current units outstanding, the general partner's incentive distribution is forecast to be approximately $2.2 million annually.

9. Capital Expenditures. Total capital expenditures are assumed to be $26 million for the first quarter of 2002 and $45 million for the full year. Of these amounts, expansion capital is estimated to be $25 million during the first quarter and $40 million for the year. These estimates include only the purchase price for acquisitions completed as of the date hereof. Expansion capital estimates include approximately $18 million for Cushing Expansion Projects (Phases II & III). Maintenance capital is estimated to be $5 million spent evenly through the year.

10. Although acquisitions comprise a key element of our growth strategy, these results and estimates do not include any assumptions or forecasts with respect to any acquisitions that may be made after the date hereof.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                            PLAINS ALL AMERICAN PIPELINE, L.P.

Date:  March 6, 2002        By:  Plains AAP, L.P., its general partner

                            By:  Plains All American GP LLC, its general partner

                            By:     /s/ Phil Kramer
                               -------------------------------------------------
                              Name:   Phil Kramer
                              Title:  Executive Vice President and Chief
                                      Financial Officer